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                                                                    EXHIBIT 21.1

            LIST OF SUBSIDIARIES OF SOUNDVIEW TECHNOLOGY GROUP, INC.

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NAME                                                      LOCATION OF JURISDICTION
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
SoundView Technology Corporation........................  Delaware

Wit Capital Corporation.................................  New York

SoundView Ventures Corp.................................  Delaware

SoundView Asset Management, Inc.........................  Delaware

SoundView Technology Group PLC..........................  London, United Kingdom

SoundView Technology Limited............................  London, United Kingdom

Wit/Dawntreader Advisors LLC............................  Delaware

Wit/DT II Advisors LLC..................................  Delaware

Wit/DT II Offshore Advisors LLC.........................  Cayman Islands

Arista Capital Management LLC...........................  Delaware
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